Exhibit 4.6

1. Date of Agreement [●] M/V GLORIUSHIP
2	Owner (name, place of registered office and law of registry) (Cl. 1) SEA GLORIUS SHIPPING CO.	3.	Managers (name, place of registered office and law of registry) (Cl. 1) SEANERGY SHIPMANAGEMENT CORP.
	Name Trust Company Complex, Ajeltake Road, Ajeltake Island Majuro MH96960, Marshall Islands		Name Trust Company Complex, Ajeltake Road, Ajeltake Island Majuro MH96960, Marshall Islands
	Place of registered office Republic of the Marshall Islands Law of registry		Place of registered office Republic of the Marshall Islands Law of registry
4.	Day and year of commencement of Agreement (Cl. 2) [●]
5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1) NO	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2) YES
7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3) NO	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4) YES
9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5) YES	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6) YES, upon Owner’s request
11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7) YES	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8) YES
13.	Chartering Services (only to be filled in if “yes” stated in box 7) (Cl . 3.3(i)) NO	14.	Managers’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3) YES AS PER CLAUSE 6.3 (i)
15.	Annual Management Fee (state annual amount) (Cl. 8.1) US$ 14,000 monthly	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii)) N/A
17.	Day and year of termination of Agreement (Cl. 17) N/A	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) AS PER CLAUSE 19.1
19.	Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) [●]	20.	Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Managers) (Cl. 20) [●]

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel) and “B” (Budget) attached hereto, shall be performed subject to the conditions contained herein.  In the event of a conflict of conditions, the provisions of PART I and Annexes “A” and “B” shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners) SEA GLORIUS SHIPPING CO.	Signature(s) (Managers) SEANERGY SHIPMANAGEMENT CORP.

PART II

1. Definitions	1
In this Agreement save where the context otherwise requires,	2
the following words and expressions shall have the meanings	3
hereby assigned to them.	4
"Owners" means the party identified in Box 2.	5
"Managers" means the party identified in Box 3.	6
"Vessel" means the vessel or vessels details of which are set	7
out in Annex "A" attached hereto.	8
"Crew" means the Master, officers and ratings of the numbers,	9
rank and nationality specified by the Owners.	10
~~"Crew Support Costs" means all expenses of a general nature~~	~~11~~
~~which are not particularly referable to any individual vessel for~~	~~12~~
~~the time being managed by the Managers and which are incurred~~	~~13~~
~~by the Managers for the purpose of providing an efficient and~~	~~14~~
~~economic management service and, without prejudice to the~~	~~15~~
~~generality of the foregoing, shall include the cost of crew standby~~	~~16~~
~~pay, training schemes for officers and ratings, cadet training~~	~~17~~
~~schemes, sick pay, study pay, recruitment and interviews.~~	~~18~~
~~"Severance Costs" means the costs which the employers are~~	~~19~~
~~legally obliged to pay to or in respect of the Crew as a result of~~	~~20~~
~~the early termination of any employment contract for service on~~	~~21~~
~~the Vessel.~~	~~22~~
"Crew Insurances" means insurances against crew risks which	23
shall include but not be limited to death, sickness, repatriation,	24
injury, shipwreck unemployment indemnity and loss of personal	25
effects.	26
"Management Services" means the services specified in sub-	27
clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12 and all other functions performed by the Managers under the terms of this Agreement.	28
"ISM Code" means the International Management Code for the	29
Safe Operation of Ships and for Pollution Prevention as adopted	30
by the International Maritime Organization (IMO) by resolution	31
A.741(18) or any subsequent amendment thereto.	32
“United Maritime Group” means United Maritime Corporation	33
group of companies and vessels
"STCW 95" means the International Convention on Standards	34
of Training, Certification and Watchkeeping for Seafarers, 1978,
as amended in 1995 or any subsequent amendment thereto or substitution hereto.	35
2. Appointment of Managers	36
With effect from the day and year stated in Box 4 and continuing	37
unless and until terminated as provided herein, the Owners	38
hereby appoint the Managers and the Managers hereby agree	39
to act as the Managers of the Vessel.	40
3. Basis of Agreement	41
Subject to the terms and conditions herein provided, during the	42
period of this Agreement, the Managers shall carry out	43
Management Services in respect of the Vessel as agents for	44
and on behalf of the Owners. The Managers shall have authority	45
to take such actions as they may from time to time in their absolute	46
discretion consider to be necessary to enable them to perform	47
this Agreement in accordance with sound ship management	48
practice including but not limited to compliance with all relevant rules and regulations.	49
3.1 Crew Management	50
(only applicable if agreed according to Box 5)	51
~~The Managers shall provide suitably qualified Crew for the Vessel~~	~~52~~
~~as required by the Owners in accordance with the STCW 95~~	~~53~~
~~requirements, provision of which includes but is not limited to~~	~~54~~
~~the following functions:~~	~~55~~
~~(i) selecting and engaging the Vessel's Crew, including payroll~~	~~56~~
~~arrangements, pension administration, and insurances for~~	~~57~~
~~the Crew other than those mentioned in~~ Clause 6:	~~58~~
~~(ii) ensuring that the applicable requirements of the law of the~~	~~59~~
~~flag of the Vessel are satisfied in respect of manning levels,~~	~~60~~
~~rank, qualification and certification of the Crew and~~	~~61~~
~~employment regulations including Crew's tax, social~~	~~62~~
~~insurance, discipline and other requirements;~~	~~63~~
~~(iii) ensuring that all members of the Crew have passed a medical~~	~~64~~
~~examination with a qualified doctor certifying that they are fit~~	~~65~~

~~for the duties for which they are engaged and are in possession~~	~~66~~
~~of valid medical certificates issued in accordance with~~	~~67~~
~~appropriate flag State requirements. In the absence of~~	~~68~~
~~applicable flag State requirements the medical certificate shall~~	~~69~~
~~be dated not more than three months prior to the respective~~	~~70~~
~~Crew members leaving their country of domicile and~~	~~71~~
~~maintained for the duration of their service on board the Vessel;~~	~~72~~
~~(iv) ensuring that the Crew shall have a command of the English~~	~~73~~
 ~~language of a sufficient standard to enable them to perform~~	~~74~~
 ~~their duties safely;~~	~~75~~
~~(v) arranging transportation of the Crew, including repatriation;~~	~~76~~
~~(vi) training of the Crew and supervising their efficiency;~~	~~77~~
~~(vii) conducting union negotiations;~~	~~78~~
~~(viii) operating the Managers' drug and alcohol policy unless~~	~~79~~
 ~~otherwise agreed.~~	~~80~~
3.2 Technical Management	81
(only applicable if agreed according to Box 6)	82
The Managers shall provide technical management which	83
includes, but is not limited to, the following functions:	84
(i) provision of competent personnel to supervise the	85
maintenance and general efficiency of the Vessel;	86
(ii)arrangement and supervision of dry dockings, repairs,	87
modifications, alterations and the upkeep of the Vessel to the standards	88
required by the Owners provided that the Managers shall	89
be entitled to incur the necessary expenditure to ensure	90
that the Vessel will comply with the laws and regulations of the flag of the	91
Vessel and of the places where she trades, and all	92
requirements and recommendations of the classification	93
society and equipment manufacturers;	94
(iii) arrangement of the supply of necessary stores, spares and
lubricating oil;	96
(iv) appointment of surveyors and technical consultants as the	97
Managers may consider from time to time to be necessary;
(v) development, implementation and maintenance of a Safety	99
Management System (SMS) in accordance with the ISM	100
Code (see sub-clauses 4,2 and 5;3);
(vi) arrangement of periodic analysis of the bunker fuel, lubricating oils and chemicals by third parties (the costs being included in the Vessel’s running costs).
3.3 Commercial Management	102
(only applicable if agreed according to Box 7)	103
~~The Managers shall provide the commercial operation of the~~	~~104~~
~~Vessel, as required by the Owners, which includes, but is not~~	~~105~~
~~limited to, the following functions:~~	~~106~~
~~(i) providing chartering services in accordance with the Owners'~~	~~107~~
~~instructions which include, but are not limited to, seeking~~	~~108~~
~~and negotiating employment for the Vessel and the conclusion~~	~~109~~
~~(including the execution thereof) of charter parties or other~~	~~110~~
~~contracts relating to the employment of the Vessel. If such a~~	~~111~~
~~contract exceeds the period stated in~~ Box 13~~. consent thereto~~	~~112~~
~~in writing shall first be obtained from the Owners.~~	~~113~~
~~(ii) arranging of the proper payment to Owners or their nominees~~	~~114~~
~~of all hire and/or freight revenues or other moneys of~~	~~115~~
~~whatsoever nature to which Owners may be entitled arising~~	~~116~~
~~out of the employment of or otherwise in connection with the~~	~~117~~
~~Vessel.~~	~~118~~
~~(iii) providing voyage estimates and accounts and calculating of~~	~~119~~
~~hire, freights, demurrage and/or despatch moneys due from~~	~~120~~
~~or due to the charterers of the Vessel;~~	~~121~~
~~(iv) issuing of voyage instructions;~~	~~122~~
~~(v) appointing agents;~~	~~123~~
~~(vi) appointing stevedores;~~	~~124~~
~~(vii)arranging surveys associated with the commercial operation~~	~~125~~
~~of the Vessel.~~	~~126~~
3.4 Insurance Arrangements	127
(only applicable if agreed according to Box 8)	128
The Managers shall arrange insurances in accordance with	129
Clause 6, on such terms and conditions as the Owners shall	130
have instructed or agreed, in particular regarding conditions,	131

PART II

insured values, deductibles, limits of liability and franchises.	132
3.5 Accounting Services	133
(only applicable if agreed according to Box 9)	134
The Managers shall:	135
(i) establish an accounting system which meets the	136
requirements of the Owners and provide regular accounting	137
services, supply regular reports and records,	138
(ii) maintain the records of all costs and expenditure incurred	139
as well as data necessary or proper for the settlement of	140
accounts between the parties.	141
3.6 Sale or Purchase of the Vessel	142
(only applicable if agreed according to Box 10)	143
The Managers shall, upon Owners' instructions,	144
supervise the sale or purchase of the Vessel, including the	145
performance of any sale or purchase agreement, but not	146
the negotiation of the same.	147
3.7 Provisions (only applicable if agreed according to Box 11)	148
The Managers shall arrange for the supply of provisions.	149
3.8 Bunkering (only applicable if agreed according to Box 12)	150
The Managers shall arrange for the provision of bunker fuel of the	151
quality specified by the Owners as required for the Vessel's trade.	152
3.9 Operations
As required by the Owners, the Managers shall, as agents for the Owners, provide support on the following functions:
(i) Monitoring voyage instructions and liaising as appropriate with the Owners, the Owners’ brokers and charterers;
(ii) Appointment of agents; and
(iii) Arrangement of surveying of cargoes.
4. Managers' Obligations	153
4.1 The Managers undertake to use their best endeavours to	154
provide the agreed Management Services as agents for and on	155
behalf of the Owners in accordance with sound ship management	156
practice and to protect and promote the interests of the Owners in	157
all matters relating to the provision of services hereunder.	158
Provided, however, that the Managers in the performance of their	159
management responsibilities under this Agreement shall be entitled	160
to have regard to their overall responsibility in relation to other vessels	161
of the United Maritime Group as may from time to time be entrusted to their	162
management and in particular, but without prejudice to the generality	163
of the foregoing, the Managers shall be entitled to allocate available supplies,	164
manpower and services in such manner as in the prevailing	165
circumstances the Managers in their absolute discretion consider	166
to be fair and reasonable.	167
4.2 Where the Managers are providing Technical Management	168
in accordance with sub-clause 3.2, they shall procure that the	169
requirements of the law of the flag of the Vessel are satisfied and	170
they shall in particular be deemed to be the "Company" as defined	171
by the ISM Code, assuming the responsibility for the operation of	172
the Vessel and taking over the duties and responsibilities imposed	173
by the ISM Code and the ISPS Code when applicable.	174
5. Owners' Obligations	175
5.1 The Owners shall pay all sums due to the Managers punctually	176
in accordance with the terms of this Agreement.	177
5.2 Where the Managers are providing Technical Management	178
in accordance with sub-clause 3.2, the Owners shall:	179
(i) procure that all officers and ratings supplied by them or on	180
their behalf comply with the requirements of STCW 95;	181
(ii) instruct such officers and ratings to obey all reasonable orders	182
of the Managers in connection with the operation of the	183
Managers' safety management system.	184
5.3 Where the Managers are not providing Technical Management	185
in accordance with sub-clause 3.2, the Owners shall procure that	186
the requirements of the law of the flag of the Vessel are satisfied	187
and that they, or such other entity as may be appointed by them	188
and identified to the Managers, shall be deemed to be the	189
"Company" as defined by the ISM Code assuming the responsibility	190
for the operation of the Vessel and taking over the duties and	191
responsibilities imposed by the ISM Code when applicable.	192

6. Insurance Policies	193
The Owners shall procure, whether by instructing the Managers	194
under sub-clause 3.4 or otherwise, that throughout the period of	195
this Agreement:	196
6.1 at the Owners' expense, the Vessel is insured for not less	197
than her sound market value or entered for her full gross tonnage,	198
as the case may be for:	199
(i) usual hull and machinery marine risks (including crew	200
negligence) and excess liabilities;	201
(ii) protection and indemnity risks (including pollution risks and	202
Crew Insurances); and	203
(iii) war risks (including protection and indemnity and crew risks)	204
in accordance with the best practice of prudent owners of	205
vessels of a similar type to the Vessel, with first class insurance	206
companies, underwriters or associations ("the Owners'	207
Insurances");	208
6.2 all premiums and calls on the Owners' Insurances are paid	209
promptly by their due date,	210
6.3 the Owners' Insurances name the Managers and, subject	211
to underwriters' agreement, any third party designated by the	212
Managers or the Owners as a joint assured, with full cover, with the Owners	213
obtaining cover in respect of each of the insurances specified in	214
sub-clause 6.1:	215
(i) on terms whereby the Managers and any such third party	216
are liable in respect of premiums or calls arising in connection	217
with the Owners' Insurances; or	218
(ii) if reasonably obtainable, on terms such that neither the	219
Managers nor any such third party shall be under any	220
liability in respect of premiums or calls arising in connection	221
with the Owners' Insurances; or	222
(iii) on such other terms as may be agreed in writing.	223
Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
blank then (i) applies.	225
6.4 written evidence is provided, to the reasonable satisfaction	226
of the Managers, of their compliance with their obligations under	227
Clause 6 within a reasonable time of the commencement of	228
the Agreement, and of each renewal date and, if specifically	229
requested, of each payment date of the Owners' Insurances.	230
7. Income Collected and Expenses Paid on Behalf of Owners	231
7.1 All moneys collected by the Managers under the terms of	232
this Agreement (other than moneys payable by the Owners to	233
the Managers) and any interest thereon shall be held to the	234
credit of the Owners ~~in a separate bank account~~.	235
7.2 All expenses incurred by the Managers under the terms	236
of this Agreement on behalf of the Owners (including expenses	237
as provided in Clause 8) may be debited against the Owners	238
~~in the account referred to under sub-clause 7.1. but shall in any~~	~~239~~
~~event remain payable by the Owners to the Managers on~~	~~240~~
~~demand.~~	241
8. Management Fee	242
8.1 The Owners shall pay to the Managers for their services	243
as Managers under this Agreement an annual management	244
fee as stated in Box 15 which shall be payable by equal	245
monthly instalments in advance, the first instalment
(pro rata if applicable) being	246
payable on the commencement of this Agreement (see Clause	247
2 and Box 4) and subsequent instalments being payable every	248
month. The management fee shall be payable to the Managers’ account advised by the Managers.	249
8.2 The management fee shall be subject to an annual review	250
~~on the anniversary date of the Agreement~~ and the proposed	251
fee shall be presented in the annual budget referred to in sub-	252
Clause 9.1	253
8.3 The Managers shall, at no extra cost to the Owners, provide	254
their own office accommodation, office staff, facilities and	255
stationery. Without limiting the generality of Clause 7 the Owners	256
shall reimburse the Managers for postage and communication	257
expenses, travelling expenses, and other out of pocket	258
expenses properly incurred by the Managers in pursuance of the Management Services.	259

PART II

Any days used by the Manager’s personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services shall be charged as per actual expenses.	260
8.4 In the event of the appointment of the Managers being	261
terminated by the Owners or the Managers in accordance with	262
the provisions of Clauses 17 and 18 other than by reason of	263
default by the Managers, or if the Vessel is lost, sold or otherwise	264
disposed of, the "management fee" payable to the Managers	265
according to the provisions of sub-clause 8.1. shall continue to	266
be payable for a further period of three calendar months as	267
from the termination date. ~~In addition, provided that the~~	~~268~~
~~Managers provide Crew for the Vessel in accordance with sub-~~	~~269~~
~~clause 3.1:~~	~~270~~
~~(i) the Owners shall continue to pay Crew Support Costs during~~	~~271~~
~~the said further period of three calendar months and~~	~~272~~
~~(ii) the Owners shall pay an equitable proportion of any~~	~~273~~
~~Severance Costs which may materialize, not exceeding~~	~~274~~
~~the amount stated in~~ Box 16~~.~~	275
8.5 If the Owners decide to lay-up the Vessel whilst this	276
Agreement remains in force and such lay-up lasts for more	277
than three months, an appropriate reduction of the management	278
fee for the period exceeding three months until one month	279
before the Vessel is again put into service shall be mutually	280
agreed between the parties.	281
8.6 Unless otherwise agreed in writing all discounts and	282
commissions obtained by the Managers in the course of the	283
management of the Vessel shall be credited to the Owners.	284
9. Budgets and Management of Funds	285
9.1 The Managers shall present to the Owners annually a	286
budget for the following twelve months in such form as the	287
Owners require. The budget for the first year hereof is set out	288
in Annex "B" hereto. Subsequent
annual budgets shall be	289
prepared by the Managers and submitted to the Owners not	290
less than one month before January 1st of each calendar year	291
(see Clause 2 and Box 4).	292
9.2 The Owners shall indicate to the Managers their acceptance	293
and approval of the annual budget within one month of	294
presentation and in the absence of any such indication the	295
Managers shall be entitled to assume that the Owners have	296
accepted the proposed budget.	297
9.3 Following the agreement of the budget, the Managers shall	298
prepare and present to the Owners their estimate of the working	299
capital requirement of the Vessel and the Managers shall each	300
month up-date this estimate. Based thereon, the Managers shall	301
each month request the Owners in writing for the funds required	302
to run the Vessel for the ensuing month, including the payment	303
of any occasional or extraordinary item of expenditure, such as	304
emergency repair costs, additional insurance premiums, bunkers	305
or provisions. Such funds shall be received by the Managers	306
within ten running days after the receipt by the Owners of the	307
Managers' written request and shall be held to the credit of the	308
Owners in a separate bank account.	309
9.4 The Managers shall produce a comparison between	310
budgeted and actual income and expenditure of the Vessel in	311
such form as required by the Owners monthly or at such other	312
intervals as mutually agreed.	313
9.5 Notwithstanding anything contained herein to the contrary,	314
the Managers shall in no circumstances be required to use or	315
commit their own funds to finance the provision of the	316
Management Services.	317
10. Managers' Right to Sub-Contract	318
The Managers shall not have the right to sub-contract any of	319
their obligations hereunder, ~~including those mentioned in sub-~~	~~320~~
~~clause 3.1~~ without the prior written consent of the Owners which	321
shall not be unreasonably withheld. In the event of such a sub-	322
contract the sub-managers ~~Managers~~ shall ~~remain~~ be fully liable for the due	323
performance of their obligations towards the Owners ~~under this Agreement~~.	324

11.Responsibilities	325
11.1 Force Majeure - ~~Neither the Owners nor the Managers~~	326
~~shall be under any liability for any failure to perform any of their~~	~~327~~
~~obligations hereunder by reason of any cause whatsoever of~~	~~328~~
~~any nature or kind beyond their reasonable control.~~	~~329~~
Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i) acts of God;
(ii) any Government requisition, control, intervention, requirement or interference;
(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;
(iv) riots, civil commotion, blockades or embargoes;
(v) epidemics;
(vi) earthquakes, landslides, floods or other extraordinary weather conditions;
(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;
(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and
(ix) any other similar cause beyond the reasonable control of either party.
11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
11.1, the Managers shall be under no liability whatsoever to the	331
Owners for any loss, damage, delay or expense of whatsoever	332
nature, whether direct or indirect, (including but not limited to	333
loss of profit arising out of or in connection with detention of or	334
delay to the Vessel) and howsoever arising in the course of	335
performance of the Management Services UNLESS same is	336
proved to have resulted solely from the ~~negligence,~~ gross	337
negligence or wilful default of the Managers or their employees,	338
or agents or sub-contractors employed by them in connection	339
with the Vessel, in which case (save where loss, damage, delay	340
or expense has resulted from the Managers' personal act or	341
omission committed with the intent to cause same or recklessly	342
and with knowledge that such loss, damage, delay or expense	343
would probably result) the Managers' liability for each incident	344
or series of incidents giving rise to a claim or claims shall never	345
exceed a total of ten times the annual management fee payable	346
hereunder.	347
(ii) Notwithstanding anything that may appear to the contrary in	348
this Agreement, the Managers shall not be liable for any of the	349
actions of the Crew, even if such actions are negligent, grossly	350
negligent or wilful.~~, except only to the extent that they are shown~~	~~351~~
~~to have resulted from a failure by the Managers to discharge~~	~~352~~
~~their obligations under sub-clause 3.1, in which case their liability~~	~~353~~
~~shall be limited in accordance with the terms of this Clause 11.~~	~~354~~
11.3 Indemnity - Except to the extent and solely for the amount	355
therein set out that the Managers would be liable under sub-	356
clause 11.2, the Owners hereby undertake to keep the Managers	357
and their employees, agents and sub-contractors indemnified	358
and to hold them harmless against all actions, proceedings,	359
claims, demands or liabilities whatsoever or howsoever arising	360
which may be brought against them or incurred or suffered by	361
them arising out of or in connection with the performance of the	362
Agreement, and against and in respect of all costs, losses,	363
damages and expenses (including legal costs and expenses on	364
a full indemnity basis) which the Managers may suffer or incur	365
(either directly or indirectly) in the course of the performance of	366
this Agreement.	367
11.4 "Himalaya" - It is hereby expressly agreed that no	368
employee or agent of the Managers (including every sub-	369
contractor from time to time employed by the Managers) shall in	370
any circumstances whatsoever be under any liability whatsoever	371
to the Owners for any loss, damage or delay of whatsoever kind	372
arising or resulting directly or indirectly from any act, neglect or	373
default on his part while acting in the course of or in connection	374
with his employment and, without prejudice to the generality of	375
the foregoing provisions in this Clause 11. every exemption,	376
limitation, condition and liberty herein contained and every right,	377
exemption from liability, defence and immunity of whatsoever	378
nature applicable to the Managers or to which the Managers are	379
entitled hereunder shall also be available and shall extend to	380
protect every such employee or agent of the Managers acting	381
as aforesaid and for the purpose of all the foregoing provisions	382
of this Clause 11 the Managers are or shall be deemed to be	383
acting as agent or trustee on behalf of and for the benefit of all	384
persons who are or might be their servants or agents from time	385
to time (including sub-contractors as aforesaid) and all such	386
persons shall to this extent be or be deemed to be parties to this	387
Agreement.	388
12.Documentation	389
Where the Managers are providing Technical Management in	390
accordance with sub-clause 3.2 ~~and/or Crew Management in~~	391
~~accordance with sub-clause 3.1~~. they shall make available,	392

PART II

upon Owners' request, all documentation and records related	393
to the Safety Management System (SMS) and/or the Crew	394
which the Managers need in order to demonstrate compliance	395
with the ISM Code and STCW 95 or to defend a claim against	396
a third party.	397
13.General Administration	398
13.1 The Managers shall handle and settle all claims arising	399
out of the Management Services hereunder and keep the Owners	400
informed ~~in a timely manner~~ regarding any incident of which
the Managers become	401
aware which gives or may give rise to claims or disputes involving	402
third parties.	403
13.2 The Managers shall, as instructed by the Owners, bring	404
or defend actions, suits or proceedings in connection with matters	405
entrusted to the Managers according to this Agreement.	406
13.3 The Managers shall also have power to obtain legal or	407
technical or other outside expert advice in relation to the handling	408
and settlement of claims and disputes or all other matters	409
affecting the interests of the Owners in respect of the Vessel.	410
13.4 The Owners shall arrange for the provision of any	411
necessary guarantee bond or other security.	412
13.5 Any costs reasonably incurred by the Managers in	413
carrying out their obligations according to Clause 13 shall be	414
reimbursed by the Owners.	415
13.6 The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 13.1 and 13.2 and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct the Managers otherwise.

14. Auditing	416
The Managers shall at all times maintain and keep true and	417
correct accounts in respect of the Management Services in accordance with the relevant US GAAP Standards or such other standard as the parties may agree, including records of all costs and expenditure incurred, and shall make the same available for inspection	418
and auditing by the Owners at such times as may be mutually	419
agreed. On the termination, for whatever reasons, of this	420
Agreement, the Managers shall release to the Owners, if so	421
requested, the originals where possible, or otherwise certified	422
copies, of all such accounts and all documents specifically relating	423
to the Vessel and her operation.	424
The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Manager’s offices or by electronic means.
15.lnspection of Vessel	425
The Owners shall have the right at any time after giving	426
reasonable notice to the Managers to inspect the Vessel for any	427
reason they consider necessary.	428
16.Compliance with Laws and Regulations	429
The Managers will not do or permit to be done anything which	430
might cause any breach or infringement of the laws and	431
regulations of the Vessel's flag, or of the places where she trades.	432
17.Duration of the Agreement	433
This Agreement shall come into effect on the day and year stated	434
in Box 4 and shall continue ~~until the date stated in Box 17.~~	435
~~Thereafter it shall continue~~ until terminated by either party giving	436
to the other notice in writing, in which event the Agreement shall	437
terminate upon the expiration of a period of one ~~two~~ month~~s~~ from the	438
date upon which such notice was given.	439
18.Termination	440
18.1 Owners' default	441
(i) The Managers shall be entitled to terminate the Agreement	442
with immediate effect by notice in writing if any moneys	443
payable by the Owners under this Agreement ~~and/or the~~	444
~~Owners of any associated vessel, details of which are listed~~	445
~~in~~ Annex "D"~~.~~ shall not have been received in the Managers'	446
nominated account within ten running days of receipt by	450
the Owners of the Managers written request or if the Vessel	451
is repossessed by the Mortgagees.	452
(ii) If the Owners:	453
(a) fail to meet their obligations under sub-clauses 5.2	454
and 5.3 of this Agreement for any reason within their	455
control, or	456
(b) proceed with the employment of or continue to employ	457
the Vessel in the carriage of contraband, blockade	458

running, or in an unlawful trade, or on a voyage which	459
in the reasonable opinion of the Managers is unduly	460
hazardous or improper,	461
the Managers may give notice of the default to the Owners,	462
requiring them to remedy it as soon as practically possible.	463
In the event that the Owners fail to remedy it within a	464
reasonable time to the satisfaction of the Managers, the	465
Managers shall be entitled to terminate the Agreement	466
with immediate effect by notice in writing.	467
18.2 Managers' Default	468
If the Managers fail to meet their obligations under Clauses 3	469
and 4 of this Agreement for any reason within the control of the	470
Managers, the Owners may give notice to the Managers of the	471
default, requiring them to remedy it as soon as practically	472
possible. In the event that the Managers fail to remedy it within a	473
reasonable time to the satisfaction of the Owners, the Owners	474
shall be entitled to terminate the Agreement with immediate effect	475
by notice in writing.	476
18.3 Extraordinary Termination	477
This Agreement shall be deemed to be terminated in the case of	478
the sale of the Vessel (except where the vessel is sold and leased back to the Owners) or if the Vessel becomes a total loss or is	479
declared as a constructive or compromised or arranged total	480
loss or is requisitioned.	481
18.4 For the purpose of sub-clause 18.3 hereof	482
(i) the date upon which the Vessel is to be treated as having	483
been sold or otherwise disposed of shall be the date on	484
which the Owners cease to be registered as Owners of	485
the Vessel;	486
(ii) the Vessel shall not be deemed to be lost unless either	487
she has become an actual total loss or agreement has	488
been reached with her underwriters in respect of her	489
constructive, compromised or arranged total loss or if such	490
agreement with her underwriters is not reached it is	491
adjudged by a competent tribunal that a constructive loss	492
of the Vessel has occurred.	493
18.5 This Agreement shall terminate forthwith in the event of	494
an order being made or resolution passed for the winding up,	495
dissolution, liquidation or bankruptcy of either party (otherwise	496
than for the purpose of reconstruction or amalgamation) or if a	497
receiver is appointed, or if it suspends payment, ceases to carry	498
on business or makes any special arrangement or composition	499
with its creditors.	500
18.6 The termination of this Agreement shall be without	501
prejudice to all rights accrued due between the parties prior to	502
the date of termination.	503
18.7 A change of control of either party shall not terminate this	504
Agreement.	505
19.Law and Arbitration	506
19.1 This Agreement shall be governed by and construed in	507
accordance with English law and any dispute arising out of or	508
in connection with this Agreement shall be referred to arbitration	509
in London in accordance with the Arbitration Act 1996 or	510
any statutory modification or re-enactment thereof save to	511
the extent necessary to give effect to the provisions of this	512
Clause.	513
The arbitration shall be conducted in accordance with the	514
London Maritime Arbitrators Association (LMAA) Terms	515
current at the time when the arbitration proceedings are	516
commenced.	517
The reference shall be to three arbitrators. A party wishing	518
to refer a dispute to arbitration shall appoint its arbitrator	519
and send notice of such appointment in writing to the other	520
party requiring the other party to appoint its own arbitrator	521
within 14 calendar days of that notice and stating that it will	522
appoint its arbitrator as sole arbitrator unless the other party	523
appoints its own arbitrator and gives notice that it has done	524
so within the 14 days specified. If the other party does not	525
appoint its own arbitrator and give notice that it has done so	526
within the 14 days specified, the party referring a dispute to	527
arbitration may, without the requirement of any further prior	528

PART II

notice to the other party, appoint its arbitrator as sole	529
arbitrator and shall advise the other party accordingly. The	530
award of a sole arbitrator shall be binding on both parties	531
as if he had been appointed by agreement.	532
Nothing herein shall prevent the parties agreeing in writing	533
to vary these provisions to provide for the appointment of a	534
sole arbitrator.	535
In cases where neither the claim nor any counterclaim	536
exceeds the sum of USD50.000 (or such other sum as the	537
parties may agree) the arbitration shall be conducted in	538
accordance with the LMAA Small Claims Procedure current	539
at the time when the arbitration proceedings are commenced.	540
~~19.2 This Agreement shall be governed by and construed~~	~~541~~
~~in accordance with Title 9 of the United States Code and~~	~~542~~
~~the Maritime Law of the United States and any dispute~~	~~543~~
~~arising out of or in connection with this Agreement shall be~~	~~544~~
~~referred to three persons at New York, one to be appointed~~	~~545~~
~~by each of the parties hereto, and the third by the two so~~	~~546~~
~~chosen; their decision or that of any two of them shall be~~	~~547~~
~~final, and for the purposes of enforcing any award,~~	~~548~~
~~judgement may be entered on an award by any court of~~	~~549~~
~~competent jurisdiction. The proceedings shall be conducted~~	~~550~~
~~in accordance with the rules of the Society of Maritime~~	~~551~~
~~Arbitrators, Inc.~~	~~552~~
~~In cases where neither the claim nor any counterclaim~~	~~553~~

~~exceeds the sum of USD50,000 (or such other sum as the~~	~~554~~
~~parties may agree) the arbitration shall be conducted in~~	~~555~~
~~accordance with the Shortened Arbitration Procedure of the~~	~~556~~
~~Society of Maritime Arbitrators, Inc. current at the time when~~	~~557~~
~~the arbitration proceedings are commenced.~~	~~558~~
~~19.3 This Agreement shall be governed by and construed~~	~~559~~
~~in accordance with the laws of the place mutually agreed by~~	~~560~~
~~the parties and any dispute arising out of or in connection~~	~~561~~
~~with this Agreement shall be referred to arbitration at a~~	~~562~~
~~mutually agreed place, subject to the procedures applicable~~	~~563~~
~~there.~~	~~564~~
~~19.4 If~~ Box 18 ~~in Part I is not appropriately filled in, sub-~~	~~565~~
~~clause~~ 19.1 ~~of this Clause shall apply.~~	~~566~~
19.2 Notwithstanding Sub-clause 19.1 above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.
i)In the case of a dispute in respect of which arbitration has been commenced under Sub-clause 19.1 above, the following shall apply:
ii)Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

iii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

iv) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(v) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.
(vi) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vii) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.
(viii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)
~~Note: 19.1. 19.2 and 19.3 are alternatives; indicate~~	~~567~~
~~alternative agreed in Box 18.~~	~~568~~
20.Notices	569
20.1 Any notice to be given by either party or their agents to the other	570
party shall be in writing and may be sent by fax, telex,	571
registered or recorded mail, email or by personal service.	572
20.2 The address of the Parties for service of such	573
communication shall be as stated in Boxes 19 and 20,	574
respectively.	575
21. Third Party Rights
Except to the extent provided in Sub-clauses 11.3 (Indemnity) and 11.4 (Himalaya), no third parties may enforce any term of this Agreement.

ANNEX "A" (DETAILS OF VESSEL OR VESSELS)

Date of Agreement:	[●]

Name of Vessel(s):	M/V GLORIUSHIP

Particulars of Vessel(s):
	Built:	2004
	IMO:	9266944
	GRT:	87,720 TONS
	NRT:	54,606 TONS
	Length:	280.46M
	Breath:	45.00M

ANNEX "B" (BUDGET)

Date of Agreement: [●]

Managers Budget in USD for the first year with effect from the Commencement Date of this Agreement: